UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HAIR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Convertible Promissory Notes by Venus Concept and Issuance of Subordinated Promissory Note by Restoration Robotics

On June 25, 2019, Restoration Robotics, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Venus Concept Ltd. (“Venus Concept”) and certain investors named therein pursuant to which Venus Concept sold $7.8 million aggregate principal amount of unsecured senior subordinated convertible promissory notes (the “Convertible Notes”) to such investors (the “Convertible Note Financing”). Pursuant to the Note Purchase Agreement, Venus Concept may sell up to $10.0 million of Convertible Notes without further approval of the board of directors of Venus Concept (the “Venus Concept Board”), and up to an additional $5.0 million of Convertible Notes subject to the approval of the Venus Concept Board. The Convertible Notes bear interest on the unpaid principal amount at a rate of eight percent (8.0%) per annum from the date of issuance. Subject to receipt of the approval of the Company’s stockholders to the extent required under the rules of The Nasdaq Stock Market LLC, effective upon the closing of the proposed merger between the Company and Venus Concept pursuant to that Agreement and Plan of Merger and Reorganization dated March 15, 2019, all of the outstanding principal and unpaid accrued interest on the Convertible Notes will automatically be converted, in whole, into the number of shares of common stock, par value $0.0001 per share, of the Company at a conversion price of $0.4664 per share.

In connection with the Convertible Note Financing, the Company raised $2.5 million through the issuance of an unsecured subordinated promissory note (the “Subordinated Note”) to Venus Concept USA, Inc., a wholly owned subsidiary of Venus Concept. The maturity date of the Subordinated Note is November 30, 2019 (the “Maturity Date”). The Subordinated Note bears interest on the unpaid principal amount at a rate of eight percent (8%) per annum from the date of issuance, provided that upon any event of default pursuant to the Subordinated Note, the Subordinated Note shall bear interest payable on demand at a rate that is 4% per annum in excess of the rate of interest otherwise payable under thereunder. The Subordinated Note is unsecured and subordinate in priority to the Company’s existing obligations to Solar Capital, Ltd. under its amended loan and security agreement.

The foregoing description of the Note Purchase Agreement, the Convertible Notes and the Subordinated Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, the Convertible Notes and the Subordinated Note, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Convertible Notes were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: June 28, 2019	By:	/s/ Ryan Rhodes Ryan Rhodes President, Chief Executive Officer